EXHIBIT 24.1 POWER OF ATTORNEY

This Statement confirms that the undersigned, Stephen John Kilmer, authorized and designated the individuals holding, from time to time, the offices of (1) the Chief Executive Officer,
(2) the President and Chief Operating Officer, and (3) the Chief Financial Officer (collectively, the Designated Officers) to execute and file on the undersigneds behalf all
Forms 3, 4, 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of, or transactions in, securities of OccuLogix, Inc. The authority of each of the Designated Officers under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of, or transactions in, securities of OccuLogix, Inc., unless earlier revoked in writing. The undersigned acknowledges that none of the Designated Officers is assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

DATED: July 5, 2007, /s/Stephen John Kilmer
Stephen John Kilmer